Exhibit 99.4

RULE 438 CONSENT

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of enherent Corp. (“enherent”) in the Registration Statement on Form S-4 filed by enherent with the Securities and Exchange Commission on November 1, 2004.

By:	/s/ Pamela Fredette
Name:	PAMELA FREDETTE
Date:	12-08-2004